Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Third Quarter of 2016

REDDING, California, October 21, 2016 / GLOBE NEWSWIRE— Randall S. Eslick, President and Chief Executive Officer of Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.1 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter and the nine months ended September 30, 2016. Net income available to common shareholders for the quarter ended September 30, 2016 was $2.4 million or $0.18 per share – diluted, compared with $2.5 million or $0.18 per share – diluted for the same period of 2015. Net income available to common shareholders for the nine months ended September 30, 2016 was $3.0 million or $0.22 per share –diluted compared with $6.6 million or $0.49 per share – diluted for the same period of 2015.

Financial highlights for the third quarter of 2016:

●

Net income available to common shareholders of $2.4 million for the three months ended September 30, 2016 was a decrease of $109 thousand (4%) from $2.5 million available to common shareholders earned during the same period in the prior year

●	Return on average assets declined to 0.86% for the third quarter of 2016 compared to 0.99% for the same period in the prior year
●	Return on average equity improved to 10.10% for the third quarter of 2016 compared to 9.12% for the same period in the prior year
●

Deposits at September 30, 2016 totaled $975.5 million, an increase of $38.0 million (16% annualized) since June 30, 2016. This growth which occurred in both our Sacramento and Redding marketplaces was centered entirely in core deposits

●

Gross loans at September 30, 2016 totaled $779.0 million, an increase of $24.9 million (13% annualized) since June 30, 2016. All of this growth occurred in the our Sacramento marketplace and is the result of investments in our SBA division and in our expanded Sacramento commercial banking group

●	Nonperforming assets at September 30, 2016 totaled $10.9 million or 0.98% of total assets, a decrease of $803 thousand (27% annualized) since June 30, 2016
●	Tangible book value per common share was $6.84 at September 30, 2016 compared to $6.71 at June 30, 2016

Financial highlights for the nine months ended September 30, 2016:

●

Net income available to common shareholders of $3.0 million for the nine months ended September 30, 2016 was a decrease of $3.6 million (55%) from $6.6 million available to common shareholders earned during the same period in the prior year. Net income for 2016 is negatively impacted by $3.0 million of branch acquisition and balance sheet restructuring costs, a $546 thousand impairment of an investment security and the write-off of a $363 thousand deferred tax asset during prior quarters

●	Return on average assets declined to 0.37% for the nine months ended September 30, 2016 compared to 0.89% for the same period in the prior year
●	Return on average equity declined to 4.30% for the nine months ended September 30, 2016 compared to 8.27% for the same period in the prior year
●	Deposits at September 30, 2016 totaled $975.5 million, an increase of $171.8 million (29% annualized) since December 31, 2015
●	Gross loans at September 30, 2016 totaled $779.0 million, an increase of $62.3 million (12% annualized) since December 31, 2015
●	Nonperforming assets at September 30, 2016 totaled $10.9 million or 0.98% of total assets, a decrease of $4.6 million (40% annualized) compared to December 31, 2015
●	Net loan loss recoveries of $669 thousand combined with continuing improved asset quality resulted in no provision for loan and lease losses

Randall S. Eslick, President and CEO commented: “We are pleased with our strong organic growth in both loans and deposits during the third quarter. This growth, and our improved asset quality were possible only because of the hard work of our dedicated employees and the loyalty of our customers. We thank them and will continue to rely on them in the future to help us achieve our growth and earnings goals.”

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve our plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of our loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and under the heading: “Risk Factors” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation, to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

TABLE 1

SELECTED FINANCIAL INFORMATION - UNAUDITED

(amounts in thousands except per share data)

	For The Three Months Ended			For The Nine Months Ended
Net income, average assets and	September 30,		June 30,	September 30,
average shareholders' equity	2016	2015	2016	2016	2015
Income available to common shareholders	$2,366	$2,475	$1,556	$2,962	$6,566
Average total assets	$1,093,918	$992,034	$1,064,186	$1,064,210	$988,303
Average shareholders' equity	$93,238	$107,704	$91,317	$91,959	$106,186

Selected performance ratios
Return on average assets	0.86%	0.99%	0.59%	0.37%	0.89%
Return on average equity	10.10%	9.12%	6.85%	4.30%	8.27%
Efficiency ratio	69.61%	60.17%	79.43%	85.08%	65.41%

Share and per share amounts
Weighted average shares - basic	13,369	13,340	13,367	13,366	13,327
Weighted average shares - diluted	13,439	13,377	13,425	13,412	13,358
Earnings per share - basic	$0.18	$0.18	$0.11	$0.22	$0.49
Earnings per share - diluted	$0.18	$0.18	$0.11	$0.22	$0.49

	At September 30,		At June 30,
Share and per share amounts	2016	2015	2016
Common shares outstanding (1)	13,439	13,374	13,439
Tangible book value per common share	$6.84	$6.64	$6.71

Capital ratios
Bank of Commerce Holdings
Common equity tier 1 capital ratio	9.60%	9.96%	9.69%
Tier 1 capital ratio (2)	10.65%	13.25%	10.77%
Total capital ratio (2)	12.96%	14.50%	13.11%
Tier 1 leverage ratio (2)	9.28%	11.98%	9.34%
Tangible common equity ratio	8.30%	8.96%	8.44%

Redding Bank of Commerce
Common equity tier 1 capital ratio	12.62%	13.20%	12.80%
Tier 1 capital ratio	12.62%	13.20%	12.80%
Total capital ratio	13.87%	14.45%	14.05%
Tier 1 leverage ratio	11.03%	11.95%	11.14%

(1) Includes unvested restricted shares issued in accordance with the Bank's equity incentive plan.

(2) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject. The decline in the capital ratios of Bank of Commerce Holdings as of September 30, 2016 compared to September 30, 2015 is primarily due to the redemption of $20.0 million of preferred stock (Tier 1 capital) during the fourth quarter of 2015. The $10.0 million of subordinated debt issued during the fourth quarter of 2015 qualifies as Tier 2 capital under applicable capital adequacy rules and regulations promulgated by the Federal Reserve. The capital ratios for 2016 were also impacted by the addition of $1.8 million of core deposit intangibles and $665 thousand of goodwill recorded in conjunction with the acquisition of five branches in March of 2016.

BALANCE SHEET OVERVIEW

As of September 30, 2016, the Company had total consolidated assets of $1.1 billion, gross loans of $779.0 million, allowance for loan and lease losses (“ALLL”) of $11.9 million, total deposits of $975.5 million, and shareholders’ equity of $94.3 million.

TABLE 2

LOAN BALANCES BY TYPE - UNAUDITED

(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2016	Total	2015	Total	Amount	%	2016	Total
Commercial	$136,235	17%	$144,749	20%	$(8,514)	(6)%	$150,410	20%
Real estate - construction and land development	48,365	6	29,701	4	18,664	63%	39,009	5
Real estate - commercial non-owner occupied	281,977	37	237,597	34	44,380	19%	253,873	35
Real estate - commercial owner occupied	160,474	21	151,762	21	8,712	6%	154,480	20
Real estate - residential - ITIN	46,458	6	50,162	7	(3,704)	(7)%	47,188	6
Real estate - residential - 1-4 family mortgage	10,770	1	12,185	2	(1,415)	(12)%	10,862	1
Real estate - residential - equity lines	42,363	5	45,733	6	(3,370)	(7)%	43,971	6
Consumer and other	52,377	7	46,644	6	5,733	12%	54,347	7
Gross loans	779,019	100%	718,533	100%	60,486	8%	754,140	100%
Deferred fees and costs	1,155		718		437		1,028
Loans, net of deferred fees and costs	780,174		719,251		60,923		755,168
Allowance for loan and lease losses	(11,849)		(10,891)		(958)		(11,864)
Net loans	$768,325		$708,360		$59,965		$743,304

Average yield on loans during the quarter	4.66%		4.70%		(0.04)		4.76%

The Company recorded gross loan balances of $779.0 million at September 30, 2016, compared with $718.5 million and $754.1 million at September 30, 2015 and June 30, 2016, respectively, an increase of $60.5 million and $24.9 million, respectively. The increase in gross loans compared to the same period a year ago and the prior period was driven by organic loan originations in our Sacramento marketplace and is the result of investments in our SBA division and in our expanded Sacramento commercial banking group.

The increase in the ALLL at September 30, 2016 compared to the same date a year ago resulted from net loan loss recoveries. As a result of these net recoveries and continued improved asset quality, no provision for loan and lease losses was deemed necessary during the current quarter or during the prior six consecutive quarters. See table 8 for additional details of the ALLL.

TABLE 3

CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED

(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2016	Total	2015	Total	Amount	%	2016	Total

Cash and due from banks	$19,699	7%	$8,564	4%	$11,135	130%	$14,695	6%
Interest-bearing deposits in other banks	65,431	24	16,745	8	48,686	291%	51,345	20
Total cash and cash equivalents	85,130	31	25,309	12	59,821	236%	66,040	25

Investment securities:
U.S. government and agencies	—	0	3,998	2	(3,998)	(100)%	3,262	1
Obligations of state and political subdivisions	59,952	22	57,453	26	2,499	4%	59,015	23
Residential mortgage backed securities and collateralized mortgage obligations	54,046	20	34,058	16	19,988	59%	45,015	17
Corporate securities	16,346	6	36,560	17	(20,214)	(55)%	22,313	9
Commercial mortgage backed securities	16,254	6	9,266	4	6,988	75%	14,865	6
Other asset backed securities	9,842	4	15,974	7	(6,132)	(38)%	13,436	5
Total investment securities - AFS	156,440	58	157,309	72	(869)	(1)%	157,906	61

Obligations of state and political subdivisions - HTM	31,771	11	36,093	16	(4,322)	(12)%	35,415	14
Total investment securities - AFS and HTM	188,211	69	193,402	88	(5,191)	(3)%	193,321	75
Total cash, cash equivalents and investment securities	$273,341	100%	$218,711	100%	$54,630	25%	$259,361	100%
Average yield on interest bearing due from banks and investment securities during the quarter	2.11%		2.46%		(0.35)		2.37%

As of September 30, 2016, we maintained noninterest-bearing cash positions at the Federal Reserve Bank and correspondent banks in the amount of $19.7 million. We also held interest-bearing deposits in the amount of $65.4 million. The sizeable increase in cash and cash equivalents compared to the same period a year ago derives from liquidity provided by the recent branch acquisition and strong organic deposit growth. It is anticipated that much of this liquidity will be deployed into new loans over the remainder of the year.

Available-for-sale investment securities totaled $156.4 million at September 30, 2016, compared with $157.3 million and $157.9 million at September 30, 2015 and June 30, 2016, respectively. Our available-for-sale investment portfolio provides us with a secondary source of liquidity to fund other higher yielding asset opportunities, such as loan originations and wholesale loan purchases. During the third quarter of 2016 we purchased 16 securities with a par value of $24.5 million and weighted average yield of 1.90% and sold nine securities with a par value of $12.0 million and weighted average yield of 2.09%. The sales activity on available for sale securities and calls on two held-to-maturity securities resulted in $70 thousand in net realized gains. During the same period, we received $14.2 million in proceeds from principal payments, calls and maturities within the available-for-sale investment securities portfolio. Average securities balances and weighted average tax equivalent yields for the quarters ended September 30, 2016 and 2015 were $188.5 million and 3.22% compared to $191.4 million and 3.40%, respectively.

During the second quarter of 2016, we recorded an other-than-temporary impairment of $546 thousand on an investment security. We did not recognize any additional other-than-temporary impairment losses for the nine months ended September 30, 2016, or during the year ended December 31, 2015.

At September 30, 2016, our net unrealized gains on available-for-sale investment securities were $2.3 million compared with $1.6 million and $2.6 million at September 30, 2015 and June 30, 2016, respectively. The decrease in net unrealized gains between June 30, 2016 and September 30, 2016 is primarily due to interest rate changes over the past three months.

TABLE 4

DEPOSITS BY TYPE - UNAUDITED

(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2016	Total	2015	Total	Amount	%	2016	Total
Demand - noninterest bearing	$254,435	26%	$162,437	21%	$91,998	57%	$224,467	24%
Demand - interest bearing	394,525	40	295,209	38	99,316	34%	385,609	41
Total demand	648,960	66	457,646	59	191,314	42%	610,076	65

Savings	110,201	11	93,367	12	16,834	18%	105,228	11
Total non-maturing deposits	759,161	77	551,013	71	208,148	38%	715,304	76

Certificates of deposit	216,332	23	228,492	29	(12,160)	(5)%	222,252	24
Total deposits	$975,493	100%	$779,505	100%	$195,988	25%	$937,556	100%

Average rate on interest bearing deposits during the quarter	0.39%		0.49%		(0.10)		0.39%
Average rate on all deposits during the quarter	0.29%		0.39%		(0.10)		0.30%

Total deposits at September 30, 2016, increased $196.0 million or 25% to $975.5 million compared to September 30, 2015, and increased $37.9 thousand or 4% compared to June 30, 2016. Total non-maturing deposits increased $208.1 million or 38% compared to the same date a year ago and increased $44.2 million or 6% compared to June 30, 2016. Certificates of deposit decreased $12.2 million or 5% compared to the same date a year ago and decreased $5.9 million or 3% compared to June 30, 2016.

During the first quarter of 2016 the branch acquisition provided an additional $149.0 million of deposits and we called and redeemed $17.5 million of brokered certificates of deposit. At September 30, 2016, the deposits in the acquired branches totaled $140.3 million.

TABLE 5

WHOLESALE AND BROKERED DEPOSITS - UNAUDITED

(amounts in thousands)

	At September 30,		At June 30,
	2016	2015	2016
CDARS / ICS reciprocal deposits	$59,502	$67,825	$54,783
Third party brokered time deposits	—	17,505	—
Brokered deposits per Call Report	59,502	85,330	54,783
Online listing service time deposits	52,456	61,141	54,396
Total wholesale and brokered deposits	$111,958	$146,471	$109,179

In accordance with regulatory Call Report instructions, the Bank will file (or has filed) quarterly Call Reports which list brokered deposits of $59.5 million, $85.3 million and $54.8 million at September 30, 2016, September 30, 2015 and June 30, 2016, respectively.

INCOME STATEMENT OVERVIEW

TABLE 6

SUMMARY INCOME STATEMENT - UNAUDITED

(amounts in thousands, except per share data)

	For The Three Months Ended
	September 30,		Change		June 30,	Change
	2016	2015	Amount	%	2016	Amount	%
Interest income	$10,330	$9,732	$598	6%	$10,257	$73	1%
Interest expense	1,054	1,277	(223)	(17)%	1,040	14	1%
Net interest income	9,276	8,455	821	10%	9,217	59	1%
Provision for loan and lease losses	—	—	—	—%	—	—	—%
Noninterest income	959	808	151	19%	437	522	119%
Noninterest expense:
Branch acquisition and balance sheet reconfiguration costs	—	—	—	—%	168	(168)	(100)%
Other noninterest expense	7,125	5,574	1,551	28%	7,500	(375)	(5)%
Income before provision for income taxes	3,110	3,689	(579)	(16)%	1,986	1,124	57%
Provision for income taxes	744	1,164	(420)	(36)%	430	314	73%
Net income	$2,366	$2,525	$(159)	(6)%	$1,556	810	52%
Less: Preferred dividends	—	50	(50)	(100)%	—	—	—%
Income available to common shareholders	$2,366	$2,475	$(109)	(4)%	$1,556	$810	52%

Basic earnings per share	$0.18	$0.18	$—	—%	$0.11	$0.07	64%
Average basic shares	13,369	13,340	29	—%	13,367	2	—%
Diluted earnings per share	$0.18	$0.18	$—	—%	$0.11	$0.07	64%
Average diluted shares	13,439	13,377	62	—%	13,425	14	—%
Dividends declared per common share	$0.03	$0.03	$—	—%	$0.03	$—	—%

Third Quarter of 2016 Compared With Third Quarter of 2015

Net income available to common shareholders for the third quarter of 2016 decreased $109 thousand compared to the third quarter of 2015. In the current quarter, net interest income was $821 thousand higher, noninterest income was $151 thousand higher and the provision for income tax was $420 thousand lower. These positive changes were offset by an increase in noninterest expense of $1.6 million.

Net Interest Income

Net interest income increased $821 thousand over a year previous.

Interest income for the three months ended September 30, 2016 increased $598 thousand or 6% to $10.3 million. Interest and fees on loans increased $650 thousand primarily due to increased average loan balances. Interest on interest bearing deposits due from banks increased $42 thousand while interest on securities decreased $94 thousand.

Interest expense for the third quarter of 2016 decreased $223 thousand or 17% to $1.1 million. The net decrease was caused by the following.

●	Interest on FHLB term debt decreased $474 thousand. During the first quarter of 2016 all FHLB term debt was repaid and an interest rate hedge associated with $75.0 million of that debt was terminated

●

Interest on $20.0 million of senior and subordinated term debt increased $289 thousand. The senior and subordinated term debt was issued during the fourth quarter of 2015 to redeem $20.0 million of preferred stock

●

Interest on interest bearing deposits decreased $52 thousand. Interest bearing deposits increased $104.0 million compared to the prior year, but the rate paid on all interest bearing deposits decreased by 10 basis points

●	Interest on junior subordinated debentures and other borrowings increased $14 thousand

Noninterest Income

Noninterest income for the three months ended September 30, 2016 increased $151 thousand compared to the same period a year ago. Our branch and offsite ATM acquisition completed in the first quarter, enhanced point of sale and ATM fees by $191 thousand and service charges on deposit accounts by $81 thousand for the quarter ended September 30, 2016 compared to the same period a year ago. These positive changes were partially offset by a decrease in the gain on sale investment securities of $67 thousand compared to same period a year ago.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2016 increased $1.6 million compared to the same period a year ago. The increase was primarily driven by increased costs to operate the five newly acquired branches and three offsite ATM locations. Noninterest expenses that increased during the current quarter compared to the same period a year ago included the following:

●	Salaries and occupancy costs directly related to the newly acquired branch and offsite ATM locations of $617 thousand
●	Salaries and occupancy costs for all other locations increased $403 thousand primarily as a result of investment in our Sacramento marketplace commercial banking group
●	Data processing fees increased $221 thousand
●	ATM processing fees increased $57 thousand as a result of the additional activity at the recently acquired branch and offsite ATM locations
●	Telecommunications expense increased $83 thousand

Income Tax Provision

During the three months ended September 30, 2016, the Company recorded a provision for income taxes of $744 thousand (23.92% of pretax income) compared with a provision for income taxes of $1.2 million (31.55% of pretax income) for the same period a year ago. The Company’s 2016 effective tax rate has declined as a result of increased permanent deductions arising from investments in low income housing partnerships. Tax credits are essentially unchanged between the two quarters.

Third Quarter of 2016 Compared With Second Quarter of 2016

Net income available to common shareholders for the third quarter of 2016 increased $810 thousand over the second quarter of 2016. In the current quarter, net interest income was $59 thousand higher, noninterest income was $522 thousand higher and noninterest expenses were $543 thousand lower. These positive changes were offset by a an increase in the provision for income taxes of $314 thousand.

Net Interest Income

Net interest income increased $59 thousand over the prior quarter.

Interest income for the three months ended September 30, 2016 increased $73 thousand or 1% to $10.3 million compared to the prior quarter. Interest and fees on loans increased $211 thousand due to increased average balances. Interest on interest bearing deposits due from banks increased $17 thousand due to increased average balances. These positive changes were partially offset by decreased interest on securities of $155 thousand due to decreased yields and decreased average balances.

Interest expense for the three months September 30, 2016 increased $14 thousand or 1% to $1.1 million compared to the prior quarter. Average total deposits for the third quarter of 2016 increased $28.5 million from the second quarter of 2016. The growth was in low cost core deposits with a resulting one basis point decline in the cost of total deposits.

Noninterest Income

Noninterest income for the three months ended September 30, 2016 increased $522 thousand compared to the prior quarter. During the prior quarter we recorded a $546 thousand other-than-temporary impairment on an investment security as described in Note 4 to our June 30, 2016 Form 10-Q. Net gains recognized on the sales and calls of investment securities during the current quarter increased by $42 thousand to $70 thousand compared to a $28 thousand net gain in the prior quarter.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2016 decreased $543 thousand compared to the prior quarter.

The decrease in noninterest expense was primarily driven by following positive items:

●	Branch acquisition and balance sheet reconfiguration costs decreased $168 thousand
●	Professional service fees decreased $167 thousand
●	Salaries and related benefits costs decreased $118 thousand
●	Deferred loan origination costs increased $95 thousand
●	Other real estate owned holding costs decreased $56 thousand

These positive items were partially offset by increased data processing fees of $90 thousand and increased premise and equipment costs of $84 thousand.

Income Tax Provision

During the three months ended September 30, 2016, we recorded a provision for income taxes of $744 thousand (23.92% of pretax income) compared with a provision for income taxes of $430 thousand (21.65% of pretax income) for the prior quarter.

Earnings Per Share

Diluted earnings per share available to common shareholders were $0.18 for the three months ended September 30, 2016 compared with diluted earnings per share available to common shareholders of $0.18 for the same period a year ago, and $0.11 for the prior period. The number of shares outstanding during these periods has not changed significantly. Changes in earnings per share are the result of changes in net income.

TABLE 7

NET INTEREST MARGIN - UNAUDITED

(amounts in thousands)

	For The Three Months Ended
	September 30,		Change	June 30,	Change
	2016	2015	Amount	2016	Amount
Yield on average interest earning assets	4.03%	4.17%	(0.14)	4.16%	(0.13)
Interest expense to fund average earning assets	0.41%	0.55%	(0.14)	0.42%	(0.01)
Net interest margin - nominal	3.62%	3.62%	0.00	3.74%	(0.12)

Yield on average interest earning assets - tax equivalent basis	4.14%	4.30%	(0.16)	4.29%	(0.15)
Interest expense to fund average earning assets	0.41%	0.55%	(0.14)	0.42%	(0.01)
Net interest margin - tax equivalent basis	3.73%	3.75%	(0.02)	3.87%	(0.14)

Average earning assets	$1,019,230	$927,547	$91,683	$990,132	$29,098
Average interest bearing liabilities	$749,103	$709,958	$39,145	$740,579	$8,524

The current quarter net interest margin decreased 12 basis points to 3.62% as compared to the prior quarter due to decreased yields in both the loan and investment portfolios. In the current interest rate environment, cash flows from maturities and repayments are being reinvested at interest rates lower than the maturing instruments.

The net interest margin was 3.62% for the current quarter and the same period a year ago. The 14 basis point decrease in yield on average earning assets has been offset by a 14 basis point decrease in interest expense to fund average earning assets. The decrease in interest expense resulted from our acquisition of low cost core deposits and our ability to restructure our balance sheet.

Deposit balances increased $37.9 million and $196.0 million compared to the prior quarter and the same period a year ago respectively. The increase in deposit balances compared to the prior quarter was centered entirely in core deposits. The increase in deposit balances compared to the same period a year ago results from both the recent branch acquisition and strong organic growth. Our overall cost of total deposits decreased to 0.29% for the quarter ended September 30, 2016 from 0.39% for the same period a year ago and from 0.30% for the prior quarter.

TABLE 8

ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED

(amounts in thousands)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Beginning balance	$11,864	$11,495	$11,180	$10,891	$11,402
Provision for loan and lease losses charged to expense	—	—	—	—	—
Loans charged off	(357)	(1,734)	(307)	(707)	(779)
Loan loss recoveries	342	2,103	622	996	268
Ending balance	$11,849	$11,864	$11,495	$11,180	$10,891

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2016	2016	2016	2015	2015
Nonaccrual loans:
Commercial	$1,710	$2,149	$2,563	$1,994	$2,506
Real estate - commercial non-owner occupied	1,196	1,197	1,197	5,488	5,154
Real estate - commercial owner occupied	800	816	1,190	1,071	1,928
Real estate - residential - ITIN	3,392	3,664	3,705	3,649	4,228
Real estate - residential - 1-4 family mortgage	1,798	1,824	1,742	1,775	1,669
Real estate - residential - equity lines	942	995	1,270	—	23
Consumer and other	252	266	31	32	33
Total nonaccrual loans	10,090	10,911	11,698	14,009	15,541
Accruing troubled debt restructured loans:
Commercial	726	760	40	49	56
Real estate - commercial non-owner occupied	811	816	821	824	828
Real estate - residential - ITIN	5,280	5,336	5,502	5,458	5,423
Real estate - residential - equity lines	543	548	553	558	563
Total accruing troubled debt restructured loans	7,360	7,460	6,916	6,889	6,870

All other accruing impaired loans	483	550	488	492	494

Total impaired loans	$17,933	$18,921	$19,102	$21,390	$22,905

Gross loans outstanding at period end	$779,019	$754,140	$724,243	$716,639	$718,533

Allowance for loan and lease losses as a percent of:
Gross loans	1.52%	1.57%	1.59%	1.56%	1.52%
Nonaccrual loans	117.43%	108.73%	98.26%	79.81%	70.08%
Impaired loans	66.07%	62.70%	60.18%	52.27%	47.55%

Nonaccrual loans to gross loans	1.30%	1.45%	1.62%	1.95%	2.16%

We realized net loan charge offs of $15 thousand in the current quarter compared with net loan loss recoveries of $369 thousand in the prior quarter and net loan charge offs of $511 thousand for the same period a year ago. Charge offs during the third quarter of 2016 of $219 thousand were primarily associated with purchased consumer loans, offset by recoveries of $277 thousand primarily associated with one commercial relationship.

We continue to monitor credit quality, and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. We made no provision for loan and lease losses during this quarter or the previous five consecutive quarters. Our ALLL as a percentage of gross loans was 1.52% as of September 30, 2016 compared to 1.52% as of September 30, 2015 and 1.57% as of June 30, 2016. Based on the Bank’s ALLL methodology, which uses criteria such as risk weighting and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at September 30, 2016. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At September 30, 2016, the recorded investment in loans classified as impaired totaled $17.9 million, with a corresponding valuation allowance of $925 thousand compared to impaired loans of $22.9 million with a corresponding valuation allowance of $789 thousand at September 30, 2015 and impaired loans of $18.9 million, with a corresponding valuation allowance of $903 thousand at June 30, 2016. The valuation allowance on impaired loans represents the impairment reserves on performing restructured loans, other accruing loans, and nonaccrual loans.

TABLE 9

PERIOD END TROUBLED DEBT RESTRUCTURINGS - UNAUDITED

(amounts in thousands)

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2016	2016	2016	2015	2015
Nonaccrual	$3,795	$3,785	$4,516	$9,015	$11,149
Accruing	7,360	7,460	6,916	6,889	6,870
Total troubled debt restructurings	$11,155	$11,245	$11,432	$15,904	$18,019

Percentage of total gross loans	1.43%	1.49%	1.58%	2.22%	2.51%

Loans are reported as a troubled debt restructuring when we grant a concession(s) to a borrower experiencing financial difficulties that it would not otherwise consider. Examples of such concessions include a reduction in the loan rate, forgiveness of principal or accrued interest, extending the maturity date(s) significantly, or providing a lower interest rate than would be normally available for a transaction of similar risk. As a result of these concessions, restructured loans are impaired as we will not collect all amounts due, either principal or interest, in accordance with the terms of the original loan agreement. Impairment reserves on non-collateral dependent restructured loans are measured by calculating the present value of expected future cash flows of the restructured loans, discounted at the effective interest rate of the original loan agreement. These impairment reserves are recognized as a specific component to be provided for in the ALLL.

During the three months ended September 30, 2016, the Company restructured two loans; one to grant a maturity modification and the other to grant a principal reduction modification. The loans were classified as troubled debt restructurings and placed on nonaccrual status. As of September 30, 2016, we had 119 restructured loans that qualified as troubled debt restructurings, of which 110 were performing according to their restructured terms.

TABLE 10

NONPERFORMING ASSETS - UNAUDITED

(amounts in thousands)

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2016	2016	2016	2015	2015
Total nonaccrual loans	$10,090	$10,911	$11,698	$14,009	$15,541
90 days past due and still accruing	—	10	—	88	52
Total nonperforming loans	10,090	10,921	11,698	14,097	15,593

Other real estate owned	793	765	1,011	1,423	1,525
Total nonperforming assets	$10,883	$11,686	$12,709	$15,520	$17,118

Nonperforming loans to gross loans	1.30%	1.45%	1.62%	1.97%	2.17%
Nonperforming assets to total assets	0.98%	1.09%	1.18%	1.53%	1.73%

At September 30, 2016, September 30, 2015 and June 30, 2016, the recorded investment in OREO was $793 thousand, $1.5 million and $765 thousand, respectively. The September 30, 2016 OREO balance consists of five properties, of which two are 1-4 family residential real estate properties in the amount of $109 thousand, two are nonfarm nonresidential properties in the amount of $558 thousand and one is an undeveloped commercial property in the amount of $126 thousand.

TABLE 11

UNAUDITED CONSOLIDATED

BALANCE SHEET

(amounts in thousands, except per share data)

	At September 30,	At September 30,	Change		At June 30,
	2016	2015	$	%	2016
Assets:
Cash and due from banks	$19,699	$8,564	$11,135	130%	$14,695
Interest-bearing deposits in other banks	65,431	16,745	48,686	291%	51,345
Total cash and cash equivalents	85,130	25,309	59,821	236%	66,040

Securities available-for-sale, at fair value	156,440	157,309	(869)	(1)%	157,906
Securities held-to-maturity, at amortized cost	31,771	36,093	(4,322)	(12)%	35,415

Loans, net of deferred fees and costs	780,174	719,251	60,923	8%	755,168
Allowance for loan and lease losses	(11,849)	(10,891)	(958)	9%	(11,864)
Net loans	768,325	708,360	59,965	8%	743,304

Premises and equipment, net	15,930	11,112	4,818	43%	15,660
Other real estate owned	793	1,525	(732)	(48)%	765
Life insurance	22,946	22,326	620	3%	22,794
Deferred taxes	8,171	10,638	(2,467)	(23)%	8,026
Goodwill and core deposit intangibles, net	2,307	—	2,307	100%	2,362
Other assets	19,205	18,057	1,148	6%	17,920
Total assets	$1,111,018	$990,729	$120,289	12%	$1,070,192

Liabilities and shareholders' equity:
Demand - noninterest bearing	$254,435	$162,437	$91,998	57%	$224,467
Demand - interest bearing	394,525	295,209	99,316	34%	385,609
Savings	110,201	93,367	16,834	18%	105,228
Certificates of deposit	216,332	228,492	(12,160)	(5)%	222,252
Total deposits	975,493	779,505	195,988	25%	937,556

Term debt	19,317	75,000	(55,683)	(74)%	19,577
Unamortized debt issuance costs	(193)	—	(193)	100%	(201)
Net term debt	19,124	75,000	(55,876)	(75)%	19,376

Junior subordinated debentures	10,310	10,310	—	0%	10,310
Other liabilities	11,798	17,239	(5,441)	(32)%	10,462
Total liabilities	1,016,725	882,054	134,671	15%	977,704

Shareholders' equity:
Preferred stock	—	19,931	(19,931)	(100)%	—
Common stock	24,483	24,180	303	1%	24,421
Retained earnings	68,321	65,232	3,089	5%	66,356
Accumulated other comprehensive income (loss), net of tax	1,489	(668)	2,157	(323)%	1,711
Total shareholders' equity	94,293	108,675	(14,382)	(13)%	92,488

Total liabilities and shareholders' equity	$1,111,018	$990,729	$120,289	12%	$1,070,192

Total interest earning assets	$1,031,527	$927,773	$103,754	11%	$997,211
Shares outstanding	13,439	13,374			13,439
Tangible book value per share	$6.84	$6.64			$6.71

TABLE 12

UNAUDITED

INCOME STATEMENT

(amounts in thousands, except per share data)

	For The Three Months Ended					For The Nine Months Ended
	September 30,		Change		June 30,	September 30,
	2016	2015	$	%	2016	2016	2015
Interest income:
Interest and fees on loans	$9,007	$8,357	$650	8%	$8,796	$26,254	$24,572
Interest on securities	689	743	(54)	(7)%	808	2,281	2,489
Interest on tax-exempt securities	552	592	(40)	(7)%	588	1,734	1,793
Interest on deposits in other banks	82	40	42	105%	65	222	167
Total interest income	10,330	9,732	598	6%	10,257	30,491	29,021
Interest expense:
Interest on demand deposits	136	116	20	17%	130	388	339
Interest on savings deposits	43	53	(10)	(19)%	41	129	162
Interest on certificates of deposit	524	586	(62)	(11)%	515	1,636	1,771
Interest on term debt	292	475	(183)	(39)%	295	1,369	1,187
Interest on other borrowings	59	47	12	26%	59	172	143
Total interest expense	1,054	1,277	(223)	(17)%	1,040	3,694	3,602
Net interest income	9,276	8,455	821	10%	9,217	26,797	25,419
Provision for loan and lease losses	—	—	—	—%	—	—	—
Net interest income after provision for loan and lease losses	9,276	8,455	821	10%	9,217	26,797	25,419
Noninterest income:
Service charges on deposit accounts	133	52	81	156%	88	293	153
Payroll and benefit processing fees	133	138	(5)	(4)%	139	432	416
Earnings on cash surrender value - life insurance	152	158	(6)	(4)%	153	461	482
Gain on investment securities, net	70	137	(67)	(49)%	28	192	413
Impairment losses on investment securities	—	—	—	—%	(546)	(546)	—
ATM and point of sale	287	96	191	199%	335	714	279
Other income	184	227	(43)	(19)%	240	799	800
Total noninterest income	959	808	151	19%	437	2,345	2,543

TABLE 12 - CONTINUED

UNAUDITED

INCOME STATEMENT

(amounts in thousands, except per share data)

	For The Three Months Ended					For The Nine Months Ended
	September 30,		Change		June 30,	September 30,
	2016	2015	$	%	2016	2016	2015
Noninterest expense:
Salaries and related benefits	3,873	3,208	665	21%	4,086	12,188	10,693
Occupancy and equipment	1,071	714	357	50%	987	2,847	2,157
Federal Deposit Insurance Corporation insurance premium	176	159	17	11%	181	513	544
Data processing fees	464	243	221	91%	374	1,142	736
Professional service fees	303	337	(34)	(10)%	470	1,209	1,167
Telecommunications	199	116	83	72%	199	545	335
Branch acquisition costs	—	—	—	—%	168	580	—
Loss on cancellation of interest rate swap	—	—	—	—%	—	2,325	—
Other expenses	1,039	797	242	30%	1,203	3,445	2,657
Total noninterest expense	7,125	5,574	1,551	28%	7,668	24,794	18,289
Income before provision for income taxes	3,110	3,689	(579)	(16)%	1,986	4,348	9,673
Deferred tax asset write-off	—	—	—	—%	—	363	—
Provision for income taxes	744	1,164	(420)	(36)%	430	1,023	2,957
Net income	$2,366	$2,525	$(159)	(6)%	$1,556	$2,962	$6,716
Less: Preferred dividends	—	50	(50)	(100)%	—	—	150
Income available to common shareholders	$2,366	$2,475	$(109)	(4)%	$1,556	$2,962	$6,566

Basic earnings per share	$0.18	$0.18	$—	—%	$0.11	$0.22	$0.49
Average basic shares	13,369	13,340	29	—%	13,367	13,366	13,327
Diluted earnings per share	$0.18	$0.18	$—	—%	$0.11	$0.22	$0.49
Average diluted shares	13,439	13,377	62	—%	13,425	13,412	13,358

TABLE 13

UNAUDITED CONDENSED CONSOLIDATED

YEAR TO DATE AVERAGE BALANCE SHEETS

(amounts in thousands)

	For the Nine Months Ended		For the Twelve Months Ended
	September 30,	September 30,	December 31,	December 31,	December 31,
	2016	2015	2015	2014	2013
Earning assets:
Loans	$744,370	$694,082	$699,227	$625,166	$612,780
Taxable securities	119,541	124,199	120,897	147,916	157,486
Tax exempt securities	76,315	76,755	77,089	83,973	92,854
Interest-bearing deposits in other banks	52,930	28,021	30,323	56,465	43,342
Average earning assets	993,156	923,057	927,536	913,520	906,462

Cash and due from banks	15,455	10,832	11,220	11,246	10,624
Premises and equipment, net	14,657	11,738	11,552	12,105	10,337
Other assets	40,942	42,676	42,423	36,936	26,431
Average total assets	$1,064,210	$988,303	$992,731	$973,807	$953,854

Liabilities and shareholders' equity:
Demand - noninterest bearing	$214,540	$151,567	$156,578	$139,792	$122,011
Demand - interest bearing	365,917	276,446	283,105	272,383	244,125
Savings	102,427	92,565	92,659	91,108	92,502
Certificates of deposit	222,286	242,569	238,626	259,445	248,350
Total deposits	905,170	763,147	770,968	762,728	706,988

Repurchase agreements	—	—	—	—	5,780
Term debt	43,435	91,941	88,874	77,534	107,603
Junior subordinated debentures	10,310	10,310	10,310	15,239	15,465
Other liabilities	13,336	16,719	16,588	15,934	11,825
Average total liabilities	972,251	882,117	886,740	871,435	847,661

Shareholders' equity	91,959	106,186	105,991	102,372	106,193
Average liabilities & shareholders' equity	$1,064,210	$988,303	$992,731	$973,807	$953,854

TABLE 14

UNAUDITED CONDENSED CONSOLIDATED

QUARTERLY AVERAGE BALANCE SHEETS

(amounts in thousands)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Earning assets:
Loans	$769,354	$742,684	$720,795	$714,494	$705,762
Taxable securities	114,578	124,183	119,917	111,098	115,165
Tax exempt securities	73,952	77,168	77,852	78,081	76,190
Interest-bearing deposits in other banks	61,346	46,097	51,254	37,158	30,430
Average earning assets	1,019,230	990,132	969,818	940,831	927,547

Cash and due from banks	17,018	17,028	12,301	12,372	11,355
Premises and equipment, net	15,941	15,632	12,384	11,001	11,265
Other assets	41,729	41,394	39,700	41,666	41,867
Average total assets	$1,093,918	$1,064,186	$1,034,203	$1,005,870	$992,034

Liabilities and shareholders' equity:
Demand - noninterest bearing	$240,418	$220,377	$182,539	$171,449	$158,232
Demand - interest bearing	390,895	382,811	323,771	302,862	284,508
Savings	107,210	103,990	96,027	92,939	93,230
Certificates of deposit	221,078	223,958	221,836	226,924	235,551
Total deposits	959,601	931,136	824,173	794,174	771,521

Term debt	19,610	19,510	91,444	79,772	86,359
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	11,159	11,913	16,969	16,197	16,140
Average total liabilities	1,000,680	972,869	942,896	900,453	884,330

Shareholders' equity	93,238	91,317	91,307	105,417	107,704
Average liabilities & shareholders' equity	$1,093,918	$1,064,186	$1,034,203	$1,005,870	$992,034

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Redding, California and is the parent company for Redding Bank of Commerce which operates under two separate names (Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). The Bank is an FDIC-insured California banking corporation providing banking and financial services through nine offices located in Northern California. The Bank opened on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Investment firms making a market in BOCH stock are:

Raymond James Financial	Stifel Nicolaus
John T. Cavender	Perry Wright
555 Market Street	1255 East Street, Suite 100
San Francisco, CA 94105	Redding, CA 96001
(800) 346-5544	(530) 244-7199

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (530) 722-3900

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (530) 722-3908

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959